EXHIBIT 99.1

ContextLogic Holdings Inc. Reports Third-Quarter 2025 Financial Results

OAKLAND, Calif., October 28, 2025 (GLOBE NEWSWIRE)--ContextLogic Holdings Inc. (OTCQB: LOGC) (“ContextLogic,” the “Company,” “we” or “our”) today reported its financial results for the quarter and nine months ended September 30, 2025.

Third-Quarter 2025 Financial Highlights

•
Net loss was $1 million, consistent with a net loss of $1 million in the third quarter of fiscal year 2024.
•
As of September 30, 2025, the Company had $102 million in cash and cash equivalents and $116 million in marketable securities.

ContextLogic will host a financial results conference call at 5 pm EDT on October 28th. The live conference call may be accessed by registering here.

Company Outlook

During the third quarter of 2025, the Company continued to operate efficiently while pursuing value maximization through organic growth and accretive acquisitions.

As of September 30, 2025, the Company, on a consolidated basis, had approximately $218 million in cash, cash equivalents, and marketable securities. Under the terms of the strategic investment from BC Partners in a subsidiary of ContextLogic which closed in the first quarter of 2025, there is a Company option for an additional issuance by our subsidiary of redeemable convertible preferred units in connection with a future acquisition which, if called, would add an additional $75 million in cash available for investment in the business.

During the three months ended September 30, 2025, the Company incurred $3 million of general and administrative expenses associated with $2 million of expenses for employees, legal and other professional services, which includes $1 million of stock-based compensation, and $1 million of expenses for the evaluation and pursuit of strategic transactions. Interest income totaled $2 million, with the Company's marketable securities and cash and cash equivalents primarily invested in U.S. government instruments.

“We have maintained our operational focus this quarter while continuing to hone our pipeline of potential acquisitions,” said Rishi Bajaj, Chief Executive Officer. “Our strong balance sheet and access to capital positions us to successfully execute our acquisition strategy.”

About ContextLogic Holdings Inc.

ContextLogic Holdings Inc. is a publicly traded company currently seeking to develop and grow a de novo business and finance potential future bolt-on acquisitions of assets or businesses that are complementary to its operations. For more information on ContextLogic, please visit ir.contextlogic.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s financial outlook, the strategic alternatives considered by our Board of Directors, including the decisions taken thereto and alternatives for the use of the cash or cash equivalents, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to: the reorganization of ContextLogic Inc. and ContextLogic Holdings Inc., the strategic alternatives considered by our Board of Directors, including the decisions taken thereto; our lack of operating revenues after the sale of substantially all of our assets in April 2024; our prior history of losses; our continuation as a publicly-traded and reporting company after the sale of substantially all of our assets; our ability to utilize our net operating loss carryforwards and other tax attributes; risks related to any future acquisition of a business or assets; currently pending or future litigation; risks if we are deemed to be an investment company under the Investment Company Act of 1940; our voluntary delisting on Nasdaq, and our continued listing on the OTC Markets; impact of anti-takeover provisions in our charter documents and under Delaware law; our possible or assumed future financial performance; our future liquidity and operating expenditures; our financial condition and results of operations; competitive changes in the marketplace; our expected tax rate; the effect of changes in or the application of new or revised tax laws; the effect of new accounting pronouncements; and the other important factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 to the Annual Report on Form 10K/A, the Quarterly Report on Form 10-Q for the period ended September 30, 2025 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

ContextLogic Holdings Inc.

Condensed Consolidated Balance Sheets

($ in millions, shares in thousands, except per share data)

(unaudited)

	As of September 30,	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$102	$66
Marketable securities	116	83
Prepaid expenses and other current assets	—	7
Total current assets	218	156
Total assets	$218	$156
Liabilities, Redeemable Non-controlling Interest, and Stockholders’ Equity
Current liabilities:
Accrued liabilities	$—	$5
Total current liabilities	—	5
Total liabilities	—	5
Redeemable non-controlling interest	77	—
Stockholders’ equity:
Preferred stock, $0.0001 par value: 100,000 shares authorized as of September 30, 2025 and December 31, 2024; No shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value: 3,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 26,683 and 26,299 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	3,482	3,481
Accumulated deficit	(3,341)	(3,330)
Stockholders’ equity	141	151
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$218	$156

ContextLogic Holdings Inc.

Condensed Consolidated Statements of Operations

($ in millions, shares in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$—		$—	$43
Cost of revenue	—		—	36
Gross profit	—		—	7
Operating expenses:
Sales and marketing	—		—	18
Product development	—		—	26
General and administrative	3	3	16	38
Total operating expenses	3	3	16	82
Loss from operations	(3)	(3)	(16)	(75)
Other income, net:
Interest and other income, net	2	2	6	4
Gain on Asset Sale	—	—	—	4
Loss before provision for income taxes	(1)	(1)	(10)	(67)
Provision for income taxes	—	—	—	6
Net loss	(1)	(1)	(10)	(73)
Adjustments attributable to redeemable non-controlling interest	—	—	(4)	—
Net (income) attributable to redeemable non-controlling interest	(1)	—	(1)	—
Net loss attributable to common stockholders	$(2)	$(1)	$(15)	$(73)
Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.04)	$(0.57)	$(2.86)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	26,683	26,280	26,532	25,488

ContextLogic Holdings Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities:
Net loss attributable to common stockholders	$(15)	$(73)
Net income and adjustment attributable to redeemable non-controlling interest	5	—
Net loss	(10)	(73)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	1
Noncash lease expense	—	1
Stock-based compensation	5	12
Net accretion of discounts and premiums on marketable securities	(5)	(3)
Gain on Asset Sale	—	(4)
Changes in operating assets and liabilities:
Accounts payable	(1)	(15)
Merchants payable	—	(8)
Accrued and refund liabilities	(3)	(7)
Lease liabilities	—	(2)
Other current and noncurrent liabilities	—	6
Net cash used in operating activities	(14)	(92)
Cash flows from investing activities:
Cash disposed on Asset Sale, net of proceeds	—	(133)
Purchases of marketable securities	(230)	(120)
Sales of marketable securities	—	5
Maturities of marketable securities	201	145
Net cash used in investing activities	(29)	(103)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible Preferred Units, net	72	—
Payment of taxes related to RSU settlement	—	(1)
Net cash provided by (used in) financing activities	72	(1)
Foreign currency effects on cash, cash equivalents and restricted cash	—	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	29	(198)
Cash, cash equivalents and restricted cash at beginning of period	73	238
Cash, cash equivalents and restricted cash at end of period	$102	$40
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$102	$33
Restricted cash included in prepaid and other current assets in the condensed consolidated balance sheets	—	7
Total cash, cash equivalents and restricted cash	$102	$40
Supplemental cash flow disclosures:
Cash paid for operating leases	$—	$3
Cash paid for income taxes, net of refunds	$—	$—

Contacts

Investor Relations:

Lucy Simon, CLHI

ir@contextlogic.com